UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

MOXIAN CHINA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173172	27-3729742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2313-2315 , Block B, Zhongshen Garden, Caitian South Road, Futian District, Shenzhen
Guangdong Province, China 518101
 (Address of Principal Executive Offices)

SECURE NETCHECKIN, INC.
(former name or former address, if changed since last report)

Tel: +86 (0)755-66803251
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information in Item 5.03 with respect to the forward stock split of Moxian China, Inc. (f/k/a SECURE NetCheckIn, Inc., the “Company”) is hereby incorporated by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective December 13, 2013, the Company amended its Articles of Incorporation (the “Amendments”) to: (i) change the Company’s name from “SECURE NetCheckIn, Inc.” to “Moxian China, Inc.” (the “Name Change”), and (ii) implement a 60-for-1 forward stock split of its issued and outstanding common stock, par value $.001 per share (the “Forward Split”).

In addition, as a result of the Name Change, our trading symbol became “SNECD” for 20 business days after the effectiveness of the Name Change and will be changed to a new symbol “MOXC” thereafter. Our new CUSIP number is 624697108. As a result of the Forward Split, 3,305,000 shares of common stock issued and outstanding immediately before the Forward Split increased automatically, and without any further action from the Company’s stockholders, to 198,300,000 shares of common stock. The authorized number and par value of common stock were unchanged. The Amendments became effective on December 13, 2013, which was approved by the Financial Industry Regulatory Authority. A copy of the Amendments is filed herewith as Exhibit 3.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	Certificate of Amendment to the Company’s Articles of Incorporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moxian China, Inc.

Date: December 19, 2013	By:	/s/ Ng Kian Yong
Name: Ng Kian Yong
Title: Chief Executive Officer

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